SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                November 28, 2003
                               ------------------


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


               000-49693                                92-2115369
        (Commission File Number)                      (IRS Employer
                                                    Identification No.)


   975 El Camino Real, South San Francisco, California       94080
       (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800


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Item 5.  Other Events and Regulation FD Disclosure.

         On November 28, 2003, the registrant announced that its Board of Directors had declared a stock dividend of approximately 120,688 shares of FNB Bancorp common stock, payable at the rate of one (1) share of common stock for each twenty (20) shares of common stock owned. The stock dividend will be payable on December 15, 2003, to shareholders of record on November 28, 2003.

         On November 28, 2003, the registrant also announced that its Board of Directors had declared a special cash dividend of twelve cents ($0.12) per share on shares of common stock held of record on December 15, 2003 (after giving effect to the stock dividend payable on such date), and the cash dividend will be payable on January 5, 2004.

         A copy of the November 28, 2003 news release reporting the declaration of these dividends is attached to this report as Exhibit 99.15 and is incorporated here by reference.

Item 7.  Financial Statements and Exhibits.

 99.15 News release dated November 28, 2003, announcing stock and cash dividends on shares of FNB Bancorp common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FNB BANCORP (Registrant)


Dated:  December 1, 2003           By: /s/ JAMES B. RAMSEY
                                           -------------------------------------
                                           James B. Ramsey
                                           Senior Vice President and
                                           Chief Financial Officer


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